CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 14 to Registration
Statement No.33-58383 of Oppenheimer International Bond Fund on Form N-1A of our report dated
November 16, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings
"Independent Registered Public Accounting Firm" in the Statement of Additional
Information and "Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

/s/  Deloitte & Touche LLP

Denver, Colorado
November 23, 2004